UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 16, 2011

DOMAIN EXTREMES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53749	98-0632051
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

602 Nan Fung Tower, 173 Des Voeux Road Central, Hong Kong
(Address of Principal Executive Officers)                  (Zip Code)

Registrant's telephone number, including area code: (852) 2868 0668

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

On September 16, 2011, Promula Trading Limited (“Promula”) purchased a total of 118,433,936 common shares of Domain Extremes Inc., (the “Company”) at US$0.00287 per share, representing 82.27% of the Company’s outstanding common shares. The shares were purchased for cash from the following persons:

Name	Number of shares

Angel Lai	8,304,151
Bowland International Limited	25,527
Catherine Lam	25,640
David Wu	842,632
Francis Bok	31,410,287
Ho Wai Ming, Fergus	1,597,230
Leadersoft Asia Limited	9,551,282
Lee Sing Fung	22,786
Lee Yet Chil	1,282,051
Li Wai Kong	2,555
Ng Cheuk Lun	4,611
Ng Wai Yin, Phoebe	12,820,510
Patience Lee	143,580
Sino Harvest Asia Limited	17,742,112
Stephen Tang	26,424,626
Wai Leong Tang	183,075
Xiao Han Xue	6,410,255
Yvonne Chia	1,641,026

Promula is a limited liability company registered in the British Virgin Islands. Promula is equally owned by its directors, Mr. Huang Runpeng and Ms. Wu Caixia. Mr. Huang Runpeng and Ms. Wu Caixia provided the financing to Promula to purchase the Company’s shares. The financing is interest free and has no definite repayment schedule.

There is no understanding or agreement between Promula and its owners and the former Company stockholders regarding election of directors or any other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMAIN EXTREMES, INC.

Date: September 22, 2011	By:	/s/ Francis Bok
Francis Bok